SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2003

SENETEK PLC

(Exact Name of Registrant as Specified in Charter)

ENGLAND	0-14691	77-0039728
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Airpark Road

Napa, CA 94458

(Address of Principal Executive Offices)

(707) 226-3900

(Registrant’s telephone number, including area code)

ITEM 5. Other Events.

On April 11, 2003, we filed a lawsuit against OMP, Inc. in the Los Angeles County Superior Court for common law misappropriation, breach of confidence, breach of contract, breach of the implied covenant of good faith and fair dealing, intentional and negligent interference with prospective economic advantage, unfair competition, and unjust enrichment. We are seeking an unspecified amount of damages, restitution, injunctive relief and specific performance. OMP has not yet responded to our complaint.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2003	SENETEK PLC (registrant)

	By:	/s/ FRANK J. MASSINO
	Name: Its:	Frank J. Massino Chief Executive Officer